Exhibit 21.1
Subsidiaries of Registrant

Name of Subsidiary	Jurisdiction of Incorporation or Organization
PWP GP LLC	Delaware, United States of America
PWP Holdings LP	Delaware, United States of America
PWP Group GP LLC	Delaware, United States of America
Perella Weinberg Partners Group LP	Delaware, United States of America
PWP Employer LLC	Delaware, United States of America
PWP Employer LP	Delaware, United States of America
Perella Weinberg Partners Europe (Cayman) LDC	Cayman Islands
TPH International GP LLC	Delaware, United States of America
Perella Weinberg Partners France SAS	France
Perella Weinberg GmbH	Germany
PWP UK LLC	Delaware, United States of America
Perella Weinberg UK Limited	United Kingdom
Perella Weinberg UK II Limited	United Kingdom
Perella Weinberg Partners UK LLP	United Kingdom
TPH Canada GP LLC	Delaware, United States of America
Tudor, Pickering Holt & Co Securities – Canada LP	Delaware, United States of America
Tudor, Pickering, Holt & Co. Securities – Canada ULC	Alberta, Canada
PadCo GP LLC	Delaware, United States of America
Perella Weinberg Partners LP	Delaware, United States of America
Tudor, Pickering, Holt & Co. Securities LLC	Texas, United States of America